Exhibit 99.1

PetIQ, Inc. Announces Successful Completion of Acquisition by Bansk Group

EAGLE, Idaho and NEW YORK, New York – October 25, 2024 (GLOBE NEWSWIRE) - PetIQ, Inc. (“PetIQ” or the “Company”) (Nasdaq: PETQ), a leading pet medication, health and wellness company, today announced the successful completion of its acquisition by Bansk Group, a consumer-focused private investment firm dedicated to building distinctive consumer brands, in an all-cash transaction valued at approximately $1.5 billion.

PetIQ stockholders will receive $31.00 in cash per PetIQ share in accordance with the terms of the transaction. With the completion of the transaction, PetIQ shares no longer trade on and will be delisted from the Nasdaq stock exchange. PetIQ is now a privately held company and continues to be operated independently by the Company’s executive team.

“We’re pleased to have delivered significant value for PetIQ stockholders through the completion of our transaction with Bansk Group,” commented Cord Christensen, Founder, Chairman and CEO of PetIQ. “Through our partnership with Bart Becht and the Bansk team, we look forward to accelerating our mission of providing pet parents convenient access to affordable pet healthcare while accelerating many longer-term growth initiatives for PetIQ’s continued success.”

“We’re thrilled to partner with Cord and the entire PetIQ team. Together, we look forward to building on the Company’s strong momentum as a leading pet health and wellness platform,” said Chris Kelly, Senior Partner of Bansk Group. “By leveraging our extensive brand, marketing and operational experience, we see clear runway to expand and enhance PetIQ’s capabilities and offerings for pet parents.”

“We believe PetIQ is poised for continued success in the resilient and very attractive pet health and wellness category,” said Bart Becht, Senior Partner and Chairman of Bansk Group. “We look forward to supporting the talented PetIQ team in its next phase of growth, through strategic investments in marketing and innovation as well as strategic acquisitions.”

Advisors

Jefferies LLC served as financial advisor and Cooley LLP served as legal counsel to PetIQ. Davis Polk & Wardwell LLP served as legal counsel to Bansk Group.

About PetIQ

PetIQ is a leading pet medication, health and wellness company delivering a smarter way for pet parents to help their pets live their best lives through convenient access to affordable products and veterinary services. The Company's product business engages with pet parents through retail and e-commerce sales channels with its branded and distributed pet medications as well as health and wellness items. PetIQ manufactures and distributes pet products from its world-class facilities in Omaha, Nebraska, Springville, Utah and Daytona Beach, Florida. The Company’s veterinarian services offering operates in over 2,600 mobile community clinic locations and wellness centers hosted at retail partners in 39 states. PetIQ believes that pets are an important part of the family and deserve the best products and care we can provide them.

About Bansk Group

Founded in 2019, Bansk Group is a New York-based private investment firm focused on investing in and building distinctive consumer brands. The firm partners with differentiated brands across four primary consumer categories: beauty & personal care, consumer health, food & beverage, and household products.

Over their careers with Bansk and elsewhere, Bansk's tenured group of investors and operators have been involved in more than $30 billion of equity capital investments across more than 40 transactions with some of the most innovative and well-known consumer companies in the world. With extensive investment experience in the consumer products industry, a global network of relationships, and a tested value creation playbook, Bansk seeks to partner with exceptional founders and management teams to drive outsized organic and acquisitive growth and position brands for enduring long-term success in the evolving consumer landscape. www.banskgroup.com

Contacts

For PetIQ, Inc.:

Investors: katie.turner@petiq.com or 208.513.1513

Media: kara.schafer@petiq.com or 407.929.6727

For Bansk Group:

Media:

Woomi Yun / Erik Carlson / Madeline Jones

Joele Frank, Wilkinson Brimmer Katcher

+1 (212) 355-4449

Notice Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of the transaction with Bansk Group. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on September 16, 2024, in connection with the Agreement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website at https://ir.petiq.com/ or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.